EXHIBIT 23.1

                CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Commonwealth Equities, Inc.
Wellington, FL

We have issued our report dated June 20, 2001, accompanying the financial statements of Commonwealth Equities, Inc. in the Registration Statement. We consent to the use of the aforementioned report in the Registration Statement.



/s/ Roy McCollom.
MILLER AND MCCOLLOM
Certified Public Accountants
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033

March 25, 2002

























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